UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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From:	Kathleen Gibson
Vice President, Secretary and Corporate Governance Officer
Law Department

To:	Prudential Financial, Inc. Employees

Date:	March 24, 2008

Prudential Financial, Inc. has begun distributing the 2008 proxy materials to shareholders for the upcoming Annual Meeting. As an employee, you may own shares in multiple ways, e.g. shares registered at Computershare as a result of the demutualization, shares you purchased through a broker, participation in the Prudential Employees Savings Plan (“PESP”), or participation in the Prudential Stock Purchase Plan (“PSPP”). This may result in multiple mailings being sent to you.

In 2007, the SEC introduced a new rule that significantly changed the delivery requirements for proxy materials. Under the new “Notice & Access” rule, companies have the option of providing shareholders with a Notice of Internet Availability (“Notice”) instead of mailing an Annual Report and Proxy Statement. We have instructed our Transfer Agent, Computershare, to mail paper copies of the proxy materials to all registered shareholders who voted in 2007 and a Notice to all registered shareholders who did not vote. If you receive a Notice, please follow the instructions to view the proxy materials on-line or to obtain a paper copy of the Annual Report and Proxy Statement.

Additionally, shareholders who hold shares through a bank, broker or other nominee (e.g. domestic employees participating in PSPP with an account at E*Trade) will receive paper copies of the Annual Report and Proxy Statement.

However, if you previously elected to receive proxy materials electronically, you will continue to receive an e-mail notification advising you the materials are ready for viewing.

We encourage all shareholders to vote. Detailed voting instructions are included in the information you will receive.

You can also view the 2007 Annual Report, the 2008 Proxy Statement and other proxy materials on-line at www.investor.prudential.com. If you would like to order copies of the 2007 Annual Report for business purposes, please send an e-mail to Shareholder Services.

Thank you.

From:	Kathleen Gibson
Vice President, Secretary and Corporate Governance Officer Law Department

To:	International Prudential Stock Purchase Plan Participants

Date:	March 24, 2008

As a publicly traded company on the New York Stock Exchange (“NYSE”), Prudential Financial, Inc. is legally required to hold an Annual Meeting of Shareholders at least once each year. The annual meeting allows management to obtain shareholder approval of important matters and provides a forum for management and shareholders to discuss the direction of the company. As part of the annual meeting process, Prudential Financial, Inc. must prepare and provide access to proxy materials. These proxy materials include important information about the company (e.g. three years of consolidated financial statements) and items to be voted on at the upcoming Annual Meeting of Shareholders, such as the election of the members of the Board of Directors, ratification of the independent auditing firm and other management and/or shareholder proposals. As part of your participation in the Prudential Stock Purchase Plan (“PSPP”), you may be a shareholder of Prudential Financial, Inc. and will be receiving proxy materials if you hold shares of Prudential Financial, Inc. Common Stock on March 14, 2008. These materials will be sent to you from Computershare, Prudential’s mailing and tabulation vendor, via e-mail on or about March 25, 2008. You must click on the links provided in the e-mail to gain access to the materials. You will be able to cast your vote via the Internet using the numbers provided in the e-mail. Your vote must be recorded no later than May 7, 2008, at 11:59 pm EDT in order for it to be counted. While your vote is important, it is voluntary and you are not required to vote in order to continue your participation in the PSPP. Please note that the materials will be written in English based on United States securities law requirements. You will also be able to view a hard copy of the 2008 Proxy Statement and the 2007 Annual Report in your local office.